Exhibit 99.1

Empery Digital Reports Operational Highlights and Third Quarter 2025 Financial Results

Empery Digital Has Repurchased 11.1 Million Shares

AUSTIN, TX,    November 11, 2025 – Empery Digital Inc. (NASDAQ: EMPD) (“Empery Digital”, the “Company” or “we”), an E-bike and Bitcoin Treasury company, today reported its operational highlights and financial results for the quarter ended September 30, 2025, including an update on its previously authorized share repurchase program.

Company Highlights:

●	Implemented Bitcoin (“BTC”) treasury strategy following approximately $500 million equity capital raise;
●	Repurchased 11.1 million shares of common stock under its $150 million share repurchase program at share prices below net asset value (“NAV”) and Bitcoin per share accretive; and
●	Reduced costs by divesting the Volcon brand, IP and costs related to the four wheeled products and now focused on two-wheel products.

As previously announced, the Company implemented a BTC treasury strategy following a private placement that raised gross proceeds in excess of $500 million. The goal of the BTC treasury strategy is to optimize the Company’s capital structure to increase BTC per share to drive shareholder value. Under this strategy, we plan to opportunistically issue equity or equity-linked securities when market conditions allow us to raise capital at a premium to NAV1, and repurchase our shares at share prices below NAV, in each case seeking to increase NAV per share at a rate that exceeds the growth rate of BTC.

The Company put the key tools in place to implement the BTC treasury strategy, including increasing its ATM program to allow the Company to sell up to $1.1 billion of common stock, filing a universal shelf registration statement to facilitate the issuance of other equity or equity-linked securities, increasing its share repurchase program to $150 million and executing borrowing agreements providing access to $150 million of committed capital.

Since the implementation of the BTC treasury strategy, the Company has repurchased 11,082,934 shares of its common stock under its $150 million share repurchase program, at an average purchase price per share of $7.36, including all fees and commissions. Following these repurchases, approximately $68.5 million remains available for future repurchases and the current number of shares outstanding is 40,337,401, after giving effect to the potential exercise of pre-funded warrants to purchase an aggregate of 3,913,538 shares of common stock with an exercise price of $0.00001 per share. Share repurchases have been funded by borrowings under the $150 million borrowing facilities, of which $80 million has been drawn to date. Management remains committed to increasing BTC per share through accretive share repurchases at prices below NAV to continue to generate value for shareholders.

We also intend to continue to generate income through buying and selling derivatives tied to the price of BTC, including the use of short-term put and call contracts. To date, the Company realized net income of $955,087 from trading put and call contracts that have been closed out.

Ryan Lane, Co-CEO, notes, “We have implemented the Bitcoin treasury strategy and successfully increased our NAV per share at a rate that exceeds the return of Bitcoin . Although the price of BTC and our stock price has been volatile, we believe that BTC is well positioned to become mainstream and will continue to be the dominant digital currency and outperform markets as further discussed in our investor presentation (https://ir.emperydigital.com/company-information/presentations).” Mr. Lane continued, “the operating business has been transformed, and management is continuing to focus on reducing costs across the Company so that cash generated from operations derivative strategies and financing activities can cover operating expenses and generate excess cash to purchase more BTC.”

1 NAV means the quotient of (1) the value of BTC holdings plus cash, minus debt, divided by (ii) the number of shares of common stock outstanding plus all shares of common stock issuable upon exercise of all pre-funded warrants outstanding.

1

As previously announced, on October 15, 2025, the Company entered into an Asset Purchase Agreement with Venom EV, LLC, (“Venom”) pursuant to which the Company agreed to transfer to Venom the right, title and interests in certain intellectual property assets relating to the Company’s powersports business in exchange for the issuance by Venom to the Company 10% of the shares of common stock of Venom on a fully diluted and non-dilutable basis.

The Company also plans to leverage its existing relationships to expand its opportunity to finance inventory purchased by OEMs selling golf carts to generate positive cash flow by leveraging the spread between the Company’s cost of capital and interest income from vehicle financing. Co-CEO John Kim notes, “We have continued to evolve our EV business by divesting our four-wheel vehicle business and focusing on the opportunity to finance inventory purchases of golf cart OEMs like Venom.” Mr. Kim also notes, “Due to the continued shortage of golf cart inventory because of the tariffs imposed on Chinese-made units, we believe there is an opportunity for OEMs like Venom to gain market share if they can finance inventory purchases from foreign countries other than China.”

With the evolution of our Company, we have significantly reduced our operating costs including headcount, insurance costs and facility requirements. We have had a net reduction in headcount of six employees after counting the employees added to execute the treasury strategy. As of November 10, 2025, the Company has 15 employees, our insurance costs related to product liability, property and general liability are expected to decrease by over $400,000 and although we have several underutilized facilities the Company currently leases through August 2026, we are actively working with our real estate broker to sublease these facilities and we do not plan to renew these leases at expiration.

The Company has retained the intellectual property assets related to the Brat E-Bike, and a prototype dual sport motorcycle that is currently being evaluated as a future product offering. The Company expects that its distributor in Japan will complete the homologation of the Brat for Japan with sales beginning by the first quarter of 2026. The Company is also evaluating the opportunity to launch a modular cargo bike into European markets where countries and cities have eliminated or significantly limited the use of trucks, vans and cars in heavily populated areas. Below are some examples of possible products that may be introduced in both electric as well as manual operation.

Mr. Kim notes, “We believe there is significant demand for a competitively priced, quality-built cargo bike for these markets, both for companies who deliver goods and services but also for personal use to transport children to and from school or other activities, or to bring groceries and other goods home.” The Company is currently working with a manufacturer on a prototype and if development, testing and costs are acceptable, this product could launch as early as the first half of 2026.

2

Financial highlights:

Statement of Operations (unaudited)	3 Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025
Revenue	$198,301	$702,936	$736,049
Cost of goods sold	(291,602)	(851,476)	(781,383)
Gross Margin	(93,301)	(148,540)	(45,334)

Sales & Marketing	699,843	622,772	510,957
Product Development	181,671	221,159	388,523
General & Administrative	19,400,760	2,879,335	1,561,657
Unrealized loss on digital assets	14,106,222	–	–
Total Operating Expenses	34,388,496	3,723,266	2,461,137
Loss from Operations	(34,481,797)	(3,871,806)	(2,506,471)
Other Income (Expense)	(73,504)	(28,091)	46,041

Net loss	$(34,555,301)	$(3,899,897)	$(2,460,430)

The financial results presented herein have not been audited and are subject to change pending completion of the audit of the Company’s annual financial statements.

General and administrative costs for the third quarter of 2025 were significantly higher than the second and first quarters of 2025 due to one-time expenses related to the capital raise and the implementation of the Bitcoin treasury strategy as discussed in the Company’s Form 10-Q for the three months ended September 30, 2025 and as presented below:

General & administrative expenses (as reported, GAAP basis)	$19,400,760
Adjustments:
Less settlement with Highbridge Consultants LLC	(2,000,000)
Less management and board bonuses	(1,000,000)
Less stock-based compensation for incentive stock options	(8,072,716)
Less stock-based compensation for warrants issued in the July 2025 private placement	(5,681,643)
Less legal fees for establishing the BTC treasury strategy	(250,000)
Adjusted general & administrative expenses (non-GAAP basis)(1)	$(2,396,401)

(1)	Please refer to the section titled “Use of Non-GAAP Financial Measures” below.

As the Company continues to transform its operating business and implement the Bitcoin treasury strategy, the Company expects to see the following changes in its run-rate expenses.

●	Sales and marketing expenses for the three months ended September 30, 2025 increased due to increased marketing costs to develop the Empery Digital Inc. logo and brand image. We expect sales and marketing expenses to decrease in future periods due to lower headcount following the divestiture of our four-wheel products.

●	Our product development costs have continued to decline in the third quarter of 2025 compared to the prior two quarters since we no longer develop our vehicles which reduced prototype costs and payroll costs due to lower headcount requirements.

●	General and administrative expenses are expected to decrease due to a decrease in insurance costs related to product liability, property and general liability resulting from the divestment of the Volcon brand, as discussed above, and a decrease in custodial costs as the Company continues to optimize its custodial arrangements.

3

Statement of Cash Flows (unaudited)	3 Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025
Cash used in operations	$(7,624,419)	$(3,718,211)	$(3,512,713)
Cash used in investing activities	(451,624,601)	(1,943,911)	(261,016)
Cash provided by (used in) financing activities	466,275,521	(111,812)	19,147,118

Net change in cash and restricted cash	7,026,501	(5,773,934)	15,373,389
Cash at beginning of period	11,898,028	17,671,962	2,298,573
Cash at end of period	$18,924,529	$11,898,028	$17,671,962

●	Cash used in operations: Cash used in operations for the third quarter of 2025 was significantly higher than cash used in operations for the second and first quarters of 2025 due to one-time costs incurred to implement the Bitcoin treasury strategy, as noted previously. The information below presents the significant items in the quarter that the Company has determined are one-time items that will not be recurring every quarter in the future.

Quarter Ended September 30, 2025
Cash used in operations (as reported, GAAP basis)	(7,624,419)
Adjustments:
Add payment of settlement with Highbridge Consultants LLC	2,000,000
Add payment of management and board bonuses (includes $200,000 accrued in prior quarters)	1,200,000
Add payment of annual director and officer liability insurance premium	672,000
Add payment of legal fees for establishing the BTC treasury strategy	250,000
Adjusted cash used in operations (non-GAAP basis)(1)	$(3,502,419)

(1)	Please refer to the section titled “Use of Non-GAAP Financial Measures” below.

Also included in cash used in operations for the third quarter of 2025 is inventory financing payments of $1,378,000 for golf cart purchases of Venom under our financing agreement, which is expected to result in cash inflows of $1,500,000 in the fourth quarter of 2025.

●	Cash used in investing activities: Includes $451.6 million from the July 2025 private placements for the purchase of BTC. Cash used in investing activities for the second quarter of 2025 includes the Company’s purchase of a 13-month, $2 million certificate of deposit that is collateral for our dealer floor plan financing which dealers may apply for to finance their inventory purchases. This $2 million certificate of deposit is expected to result in a $2 million cash inflow to the Company in the second quarter of 2026. Cash used in the first quarter of 2025 was primarily for the purchase of tooling for a prototype motorcycle under development with a third-party manufacturer.

●	Cash provided by (used in) financing activities: In the third quarter of 2025, the Company raised $452.3 million of net proceeds from the July 2025 private placements, received net proceeds of $49.7 million from borrowings under two lending arrangements, $1.5 million from the sale of common stock from the ATM and repurchased $38.9 million of common stock under the share repurchase program. In the second quarter of 2025, the Company used proceeds of $0.1 million to purchase shares of its common stock under the share repurchase program. In the first quarter of 2025, the Company sold common stock under its ATM program for net proceeds of $8.8 million and sold common stock units or pre-funded warrant units in an underwritten public offering for net proceeds of $10.7 million, offset by cash of $0.4 million used to repurchase shares of its common stock under its share repurchase program.

4

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: Adjusted general & administrative expenses and Adjusted cash used in operations. These non-GAAP financial measures exclude certain amounts or expenses from the corresponding financial measures determined in accordance with GAAP. Management believes this non-GAAP information is useful for investors, taken in conjunction with the Company’s GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to the Company’s operating performance and can enhance investors’ ability to identify operating trends in the Company’s business. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables above.

About Empery Digital Inc.

Built on Principles, Powered by Bitcoin

Empery Digital empowers progress by unlocking the transformative potential of digital asset management through blockchain. The Company employs a Bitcoin treasury strategy focused on aggregating Bitcoin and maximizing Bitcoin per share while working to build a future where blockchain is the foundation of growth through transparency, efficiency, and accountability. As a company they apply themselves relentlessly by making disciplined decisions that drive long-term value for shareholders. For them, Bitcoin is not just another crypto format and blockchain isn’t just another tool, they’re fundamental drivers of progress.

See real-time NAV Metrics and other meaningful information on our dashboard here: https://www.emperydigital.com/treasury-dashboard

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to whether we will make share repurchases if our common stock is trading below NAV, whether BTC will become mainstream and outperform markets, whether we will be able to reduce our costs, whether we will be successful in generating sufficient proceeds from inventory financing, whether there is sufficient demand for a cargo E-Bike and whether our E-Bike sales will be significant to generate positive cash flows. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the U.S. Securities and Exchange Commission, including those identified under the heading “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, June 30, 2025 and September 30, 2025.

5

We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Sales: sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

6